10f-3 REPORT

               GREENWICH STREET SERIES FUND
                  APPRECIATION PORTFOLIO

        December 1, 1999 through February 29, 2000

                   Trade                                              % of
Issuer             Date    Selling Dealer               Amount Price  Issue(1)

Dobson Comm.        2/3/00 Lehman Brothers              $9,900 $22.00 0.04%A
Thermawave          2/3/00 Bank of America              13,400  20.00 0.08B
Mediacom Comm.      2/3/00 CS First Boston              12,730  19.00 0.04C
Cypress Comm.      2/10/00 Bear Stearns                 15,300  17.00 0.10D
Witness Systems    2/10/00 Chase                         1,900  20.00 0.03E
VIA Networks       2/11/00 Donaldson, Lufkin & Jenrette  9,450  21.00 0.04F
Inforte            2/17/00 Salomon Smith Barney          1,920  32.00 0.25G
Intersil           2/24/00 CS First Boston               2,200  25.00 0.01H
Hotel Reservations 2/25/00 Donaldson, Lufkin & Jenrette 22,160  16.00 0.27I

(1) Represents purchases by all affiliated funds; may not exceed
25% of the principal amount of the offering.

A - Includes purchases of $208,670 by other SB Mutual Funds. B - Includes purchases of $134,600 by other SB Mutual Funds. C - Includes purchases of $127,870 by other SB Mutual Funds. D - Includes purchases of $152,490 by other SB Mutual Funds. E - Includes purchases of $17,800 by other SB Mutual Funds. F - Includes purchases of $94,185 by other SB Mutual Funds. G - Includes purchases of $158,080 by other SB Mutual Funds. H - Includes purchases of $60,300 by other SB Mutual Funds. I - Includes purchases of $214,720 by other SB Mutual Funds.



                          10f-3 REPORT

                 GREENWICH STREET SERIES FUND
                    TOTAL RETURN PORTFOLIO

          December 1, 1999 through February 29, 2000

                               Trade          % of
Issuer   Date   Selling Dealer Amount  Price  Issue(1)

DIVERSA 2/14/00 Bear Stearns   $14,400 $24.00 0.01%

(1) Represents purchases by all affiliated funds; may not exceed
25% of the principal amount of the offering.



                          10f-3 REPORT

                 GREENWICH STREET SERIES FUND
            DIVERSIFIED STRETIGIC INCOME PORTFOLIO

          December 1, 1999 through February 29, 2000

                            Trade                                   % of
Issuer                      Date    Selling Dealer  Amount  Price   Issue(1)

Focal Communications        1/10/00 MKI Securities  $30,000 $65.813 1.85%A
 0/12.125% due 2/15/2008
Globix Corporation          1/28/00 Lehman Brothers 111,000 100.000 3.00B
 12.50% due 2/1/2010
Rhythms NetConnections      2/16/00 Merrill Lynch    80,000 100.000 4.33C
 14.00% due 2/15/2010
Level 3 Communications      2/24/00
 0/12.875% due 3/15/2010            CS First Boston 178,582  53.308
 11.25% due 3/15/2010 (Eur)         Morgan Stanley  175,000  99.150
 11.25% due 3/15/2010               CS First Boston  45,000 100.000
                                                    398,582         6.49D

(1) Represents purchases by all affiliated funds; may not exceed
25% of the principal amount of the offering.

A - Includes purchases of $4,970,000 by other SB Mutual Funds. B - Includes purchases of $17,890,000 by other SB Mutual Funds. C - Includes purchases of $12,920,000 by other SB Mutual Funds. D - Includes purchases of $79,161,444 by other SB Mutual Funds.



                          10f-3 REPORT

                  GREENWICH STREET SERIES FUND
                     APPRECIATION PORTFOLIO

                March 1, 2000 through May 31, 2000

               Trade                                              % of
Issuer         Date     Selling Dealer             Amount  Price  Issue(1)

Palm Inc.       3/1/00  Goldman Sachs              $11,400 $38.00 0.07%A
Switchboard     3/2/00  Banc Boston Robertson        1,350  15.00 0.04B
Net 2000 Comm.  3/6/00  Lehman Brothers             18,800  20.00 0.41C
Infineon Tech. 3/13/00  Goldman Sachs                3,222  33.92 0.01D
Fair Market    3/14/00  Deutsche Bank Alex Brown       765  17.00 0.02E
Via Systems    3/24/00  Morgan Stanley Dean Witter 100,905  21.00 0.11F
Snowball.Com   3/24/00  Goldman Sachs               13,145  11.00 0.90G
Value Click    3/30/00  Goldman Sachs                1,235  19.00 0.25H
Krispy Kreme    4/7/00  Deutsche Bank Alex Brown    10,185  21.00 0.33J
Exelixis Inc.  4/10/00  Goldman Sachs               19,045  13.00 0.16K
Oni Systems    5/31/00  Goldman Sachs                5,000  25.00 0.13L

(1) Represents purchases by all affiliated funds; may not exceed the greater of 25% of the principal amount of the offering.

A - Includes purchases of $595,080 by other Smith Barney Mutual Funds. B - Includes purchases of $28,425 by other Smith Barney Mutual Funds. C - Includes purchases of $978,600 by other Smith Barney Mutual Funds. D - Includes purchases of $335,469 by other Smith Barney Mutual Funds. E - Includes purchases of $16,065 by other Smith Barney Mutual Funds. F - Includes purchases of $935,445 by other Smith Barney Mutual Funds. G - Includes purchases of $535,095 by other Smith Barney Mutual Funds. H - Includes purchases of $334,050 by other Smith Barney Mutual Funds. I - Includes purchases of $187,530 by other Smith Barney Mutual Funds. J - Includes purchases of $198,555 by other Smith Barney Mutual Funds. K - Includes purchases of $173,550 by other Smith Barney Mutual Funds. L - Includes purchases of $245,000 by other Smith Barney Mutual Funds.



                            10f-3 REPORT

                   GREENWICH STREET SERIES FUND
                    EMERGING GROWTH PORTFOLIO

                March 1, 2000 through May 31, 2000

                   Trade                                            % of
Issuer             Date    Selling Dealer             Amount Price  Issue(1)

Palm Inc.           3/1/00 Goldman Sachs              $2,280 $38.00 0.07%A
Net 2000 Comm.      3/6/00 Lehman Brothers             3,800  20.00 0.41B
First World Comm.   3/7/00 Lehman Brothers             7,990  17.00 0.50C
Infineon Tech.     3/13/00 Goldman Sachs                 441  33.92 0.01D
Digitas            3/13/00 Morgan Stanley Dean Witter  2,760  24.00 0.27E
Radvision          3/13/00 Lehman Brothers               900  20.00 0.27F
AT & T Wireless    4/26/00 Merrill Lynch
                           Goldman Sachs               8,998  29.50 0.12G

(1) Represents purchases by all affiliated funds; may not exceed the greater of 25% of the principal amount of the offering.

A - Includes purchases of $604,200 by other Smith Barney Mutual Funds.
B - Includes purchases of $993,600 by other Smith Barney Mutual Funds.
C - Includes purchases of $842,010 by other Smith Barney Mutual Funds.
D - Includes purchases of $338,250 by other Smith Barney Mutual Funds.
E - Includes purchases of $597,240 by other Smith Barney Mutual Funds.
F - Includes purchases of $199,100 by other Smith Barney Mutual Funds.
G - Includes purchases of $11,053,052 by other Smith Barney Mutual Funds.